                                                                    EXHIBIT 99.5
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                        SOFTKEY SOFTWARE PRODUCTS INC.,

                                  MATTEL, INC.

                                      and

                           CIBC MELLON TRUST COMPANY,

                                as Rights Agent

                                Rights Agreement

                            Dated as of May 13, 1999


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

                               TABLE OF CONTENTS

                                                                                                       Page
                                                                                                       No.
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
Section 1.   Certain Definitions......................................................................   1
Section 2.   Appointment of Rights Agent..............................................................   3
Section 3.   Issue of Right Certificates..............................................................   3
Section 4.   Form of Right Certificates...............................................................   4
Section 5.   Countersignature and Registration........................................................   5
Section 6.   Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed,
              Lost or Stolen Right Certificates.......................................................   5
Section 7.   Exercise of Rights; Purchase Price; Expiration Date of Rights............................   6
Section 8.   Cancellation and Destruction of Right Certificates.......................................   6
Section 9.   Availability of Exchangeable Shares......................................................   7
Section 10.  Exchangeable Shares Record Date..........................................................   7
Section 11.  Adjustment of Purchase Price, Number of Shares or Number of Rights.......................   8
Section 12.  Certificate of Adjusted Purchase Price or Number of Shares...............................  13
Section 13.  Consolidation, Merger or Sale or Transfer of Assets or Earning Power.....................  13
Section 14.  Fractional Rights and Fractional Shares..................................................  13
Section 15.  Rights of Action.........................................................................  14
Section 16.  Agreement of Right Holders...............................................................  15
Section 17.  Right Certificate Holder Not Deemed a Stockholder........................................  15
Section 18.  Concerning the Rights Agent..............................................................  15
Section 19.  Merger or Consolidation or Change of Name of Rights Agent................................  16
Section 20.  Duties of Rights Agent...................................................................  16
Section 21.  Change of Rights Agent...................................................................  18
Section 22.  Issuance of New Right Certificates.......................................................  19
Section 23.  Redemption...............................................................................  19
Section 24.  Exchange.................................................................................  20
Section 25.  Notice of Certain Events.................................................................  20
Section 26.  Notices..................................................................................  21
Section 27.  Supplements and Amendments...............................................................  22
Section 28.  Successors...............................................................................  22
Section 29.  Benefits of this Agreement...............................................................  22
Section 30.  Severability.............................................................................  23
Section 31.  Governing Law............................................................................  23
Section 32.  Counterparts.............................................................................  23
Section 33.  Descriptive Headings.....................................................................  23

Exhibit A--Form of Right Certificate
Exhibit B--Summary of Rights to Purchase Exchangeable Shares
Exhibit C--Mattel Rights Agreement

                               RIGHTS AGREEMENT

  Agreement, dated as of May 13, 1999, between Softkey Software Products Inc., an Ontario corporation (the "Company"), Mattel, Inc., a Delaware corporation ("Mattel"), and CIBC Mellon Trust Company, a trust company incorporated under the laws of Canada (the "Rights Agent").

  The Board of Directors of the Company has authorized the issuance of one Exchangeable Share purchase right (a "Right") for each Exchangeable Share (as hereinafter defined) of the Company outstanding as of the Close of Business (as defined below) on the Effective Date (as hereinafter defined) (the "Record Date"), each Right representing the right to purchase one Exchangeable Non-Voting Share of the Company (an "Exchangeable Share"), and has further authorized and directed the issuance of one Right with respect to each Exchangeable Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined), in each case, upon the terms and subject to the conditions herein set forth.

  As provided in the Agreement and Plan of Merger dated as of December 13, 1998 (the "Merger Agreement"), between Mattel and The Learning Company, Inc., a Delaware corporation, the Rights are intended to provide rights to acquire additional Exchangeable Shares (or in certain circumstances other securities) on terms substantially the same as, and having an economically equivalent value to, the Mattel Rights (as hereinafter defined).

  Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

  Section 1. Certain Definitions. For the purposes of this Agreement, the following terms have the meanings indicated:

  (a) "Acquiring Person" shall have the meaning ascribed to that term in the Mattel Rights Agreement.

  (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement.

  (c) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

      (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

      (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights or the Mattel Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made generally to all holders of Exchangeable Shares pursuant to, and in accordance with, applicable rules and regulations; or

      (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(c)(ii)(B)) or disposing of any securities of the Company or of Mattel.

      Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding", when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder. Any person who owns Exchangeable Shares shall be deemed to beneficially own the maximum number of Mattel Common Shares issuable to such holder upon the exchange, retraction or redemption of all such Exchangeable Shares at the measurement date.

  (d) "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in both the City of Toronto and the Commonwealth of Massachusetts or the State of California are authorized or obligated by law or executive order to close.

  (e) "Close of Business" on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

  (f) "Common Shares" when used with reference to the Company shall mean the Exchangeable Shares of the Company or any other shares of capital stock of the Company or of Mattel into which the Exchangeable Shares may be reclassified or changed or exchanged. "Common Shares" when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

  (g) "Distribution Date" shall have the meaning ascribed to that term in the Mattel Rights Agreement.

  (h) "Exchangeable Share" shall have the meaning set forth in the introductory paragraph of this Rights Agreement.

  (i) "Effective Date" shall mean May 13, 1999.

  (j) "Final Expiration Date" shall have the meaning set forth in Section 7 hereof.

  (k) "Mattel Common Shares" shall mean the shares of common stock, par value U.S. $1.00 per share, of Mattel.

  (l) "Mattel Preference Shares" shall mean shares of Series E Junior Participating Preference Stock, par value U.S. $.01 per share, of Mattel having the rights and preferences set forth in the Form of Certificate of Designations attached to the Mattel Rights Agreement as Exhibit A.

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

  (m) "Mattel Rights" shall mean the Rights as defined in the Mattel Rights Agreement.

  (n) "Mattel Rights Agreement" shall mean the Rights Agreement dated as of February 7, 1992 between Mattel and The First National Bank of Boston, as Rights Agent, as amended from time to time, attached as Exhibit "C" hereto.

  (o) "Merger Agreement" shall have the meaning set forth in the second introductory paragraph of this Rights Agreement.

  (p) "Merger Exchange Ratio" shall mean 1.2 which is the "Exchange Ratio" as defined and determined in accordance with Section 2.7(a) of the Merger Agreement.

  (q) "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

  (r) "Redemption Date" shall have the meaning set forth in Section 7 hereof.

  (s) "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

  Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Exchangeable Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable subject to the approval of the Rights Agent, which approval shall not be unreasonably withheld.

  Section 3. Issue of Right Certificates.

  (a) Until the Distribution Date, (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Exchangeable Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of the associated Exchangeable Shares. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record registered holder of Exchangeable Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit A hereto (a "Right Certificate"), evidencing one Right for each Exchangeable Share so held. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

  (b) On the Record Date, or as soon as practicable thereafter, the Company will send (and the Rights Agent, will, if requested, send) a copy of a Summary of Rights to Purchase Exchangeable Shares, in substantially the form of Exhibit B hereto (the "Summary of Rights"), by first-class, postage-prepaid mail, to each registered holder of Exchangeable Shares as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Exchangeable Shares outstanding as of the Record Date, until the Distribution Date, the associated Rights will be evidenced by such certificates registered in the names of the holders thereof together with a

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

     copy of the Summary of Rights. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration Date), the surrender for transfer of any certificate for Exchangeable Shares outstanding on the Record Date, with or without a copy of the Summary of Rights, shall also constitute the transfer of the Rights associated with the Exchangeable Shares represented thereby.

  (c) Certificates for Exchangeable Shares which become outstanding after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

      This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Softkey Software Products Inc., Mattel, Inc. and CIBC Mellon Trust Company, dated as of May 13, 1999 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the registered office of Softkey Software Products Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Softkey Software Products Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) may become null and void.

    With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Exchangeable Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Exchangeable Shares represented thereby. In the event that the Company or Mattel or any subsidiary of Mattel or any Person directly or indirectly controlled by or under common control of Mattel beneficially owns, purchases or otherwise acquires any Exchangeable Shares prior to the Distribution Date, for so long as such Exchangeable Shares are beneficially owned by any such entity or Person, any Rights associated with such Exchangeable Shares shall be deemed cancelled and retired and such entity or Person shall not be entitled to exercise any Rights associated with such Exchangeable Shares. Certificates for Exchangeable Shares which become outstanding after the Record Date, but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall evidence one Right for each Exchangeable Share evidenced thereby, notwithstanding the absence of the foregoing legend.

  Section 4. Form of Right Certificates. The Right Certificates (and the forms of election to purchase Exchangeable Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of Exchangeable Shares as shall be set forth therein at the price per Exchangeable Share set forth therein (the "Purchase Price"), but the number of such Exchangeable Shares and the Purchase Price shall be subject to adjustment as provided herein.

  Section 5. Countersignature and Registration.

  (a) The Right Certificates shall be executed on behalf of the Company by the Chairman of the Board of Directors, the President, any of the Vice Presidents, the Treasurer or the Controller of the Company, either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be countersigned (manually or by facsimile signature in a manner satisfactory to the Company) by the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the Person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any Person who, at the actual date of execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement by any such Person was not such an officer.

  (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at an office or agency designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

  Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

  (a) Subject to the provisions of Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of Exchangeable Shares as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office or agency of the Rights Agent designated for such purpose. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

  (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the

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

     Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

  Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

  (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office or agency of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each Exchangeable Share as to which the Rights are exercised, at any time which is both after the Distribution Date and prior to the earliest of
      (i) the Close of Business on February 17, 2002 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in
      Section 23 hereof (the "Redemption Date"), or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.

  (b) The Purchase Price for each Exchangeable Share purchasable pursuant to the exercise of a Right shall initially be an amount equal to U.S. $150 multiplied by the Merger Exchange Ratio, and shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) of this Section 7.

  (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the Exchangeable Shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with
      Section 9 hereof by certified check, cashier's check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) requisition from any transfer agent of the Exchangeable Shares certificates for the number of Exchangeable Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof,
      (iii) after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate, and (v) tender to the Company all payments received on exercise of Rights.

  (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

  Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right

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

Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

  Section 9. Availability of Exchangeable Shares.

  (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Exchangeable Shares or any Exchangeable Shares held in its treasury, the number of Exchangeable Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7 hereof.

  (b) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Exchangeable Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Exchangeable Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and non-assessable shares.

  (c) The Company further covenants and agrees that it will pay when due and payable any and all United States and Canadian federal, state and provincial transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Exchangeable Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates for the Exchangeable Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates for Exchangeable Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax is due.

  Section 10. Exchangeable Shares Record Date. Each Person in whose name any certificate for Exchangeable Shares is issued and registered upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Exchangeable Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Exchangeable Shares transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Exchangeable Shares transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Exchangeable Shares for which the Rights shall be exercisable, including, without limitation, any right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

  Section 11. Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number of Exchangeable Shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

  (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Exchangeable Shares payable in Exchangeable Shares, (B) subdivide the outstanding Exchangeable Shares,
      (C) combine the outstanding Exchangeable Shares into a smaller number of Exchangeable Shares or (D) issue any shares of its capital stock in a reclassification of the Exchangeable Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Exchangeable Shares transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification;

    (ii) Subject to Section 24 of this Agreement, in the event any Person becomes an Acquiring Person, (A) the Company shall provide notice thereof to the Rights Agent, including the name of the Acquiring Person and any Associates and Affiliates of the Acquiring Person known to the Company, and (B) each holder of a Right (other than any Rights that are or were acquired or beneficially owned by any Acquiring Person or by any Associate or Affiliate of any Acquiring Person) shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of Exchangeable Shares for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of such number of Exchangeable Shares, such other number of Exchangeable Shares of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of Exchangeable Shares for which a Right is then exercisable and dividing that product by (y) 50% of the then current per share market price of the Exchangeable Shares (determined pursuant to Section 11(d) hereof) on the date of the occurrence of such event. From and after the occurrence of such event, any Rights that are or were acquired or beneficially owned by an Acquiring Person (or any Associate or Affiliate of any Acquiring Person) shall be void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. No Right Certificate shall be issued pursuant to Section 3 that represents Rights beneficially owned by an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof shall be cancelled. In the event that any Person shall become an Acquiring Person and any Rights shall then be outstanding, the Company shall not take any action which would eliminate or diminish the benefits intended to be afforded by the Rights.

    The Rights Agent shall not be under any responsibility to ascertain the existence of facts as to whether any Rights are or were acquired or owned or beneficially owned by an Acquiring Person (or any Associate or Affiliate or nominee of any Acquiring Person) or transferred to an Acquiring Person (or any Associate or Affiliate or nominee of any Acquiring Person) but shall proceed only upon receipt of a written notice from the Company.

    (iii) In the event that there shall not be sufficient Exchangeable Shares issued but not outstanding or authorized but unissued to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Company shall take all such action as may be necessary to authorize additional Exchangeable Shares for issuance upon exercise of the Rights.

  (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Exchangeable Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Exchangeable Shares (or shares having the same rights, privileges and preferences as the Exchangeable Shares ("equivalent exchangeable shares")) or securities convertible into Exchangeable Shares or equivalent exchangeable shares at a price per Exchangeable Share or equivalent exchangeable share (or having a conversion price per share, if a security convertible into Exchangeable Shares or equivalent exchangeable shares) less than the then current per share market price of the Exchangeable Shares (determined pursuant to Section 11(d) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Exchangeable Shares and equivalent exchangeable shares outstanding on such record date plus the number of Exchangeable Shares and equivalent exchangeable shares which the aggregate offering price of the total number of Exchangeable Shares and/or equivalent exchangeable shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Exchangeable Shares and equivalent exchangeable shares outstanding on such record date plus the number of additional Exchangeable Shares and/or equivalent exchangeable shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Exchangeable Shares and equivalent exchangeable shares owned by or held for the account of the Company or Mattel (or any subsidiary thereof or any person directly or indirectly controlled by or under common control of Mattel) shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

  (c) In case the Company shall fix a record date for the making of a distribution to all holders of the Exchangeable Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Exchangeable Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Exchangeable Shares (determined pursuant to Section 11(d) hereof) on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Exchangeable Share and the denominator of which shall be such current per share market price (determined pursuant to Section 11(d) hereof) of the Exchangeable Shares. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

  (d) (i) For the purpose of any computation hereunder, the "current per share market price" of any security (a "Security" for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or
      (B) any subdivision, combination or reclassification of such Security and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such cause, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

    (ii) For the purpose of any computation hereunder, the "current per share market price" of the Exchangeable Shares shall be determined in accordance with the method set forth in Section 11(d)(i). If the Exchangeable Shares are not publicly traded, the "current per share market price" of the Exchangeable Shares shall be conclusively deemed to be an amount equal to (A) the current per share market price of the Mattel Common Shares as determined pursuant to Section 11(d)(i) (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by (B) the Merger Exchange Ratio. If neither the Mattel Common Shares nor the Exchangeable Shares are publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.

  (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one ten-thousandth of an Exchangeable Share or of any other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

  (f) If as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Exchangeable Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Exchangeable Shares contained in Section 11 (a) through (c), inclusive, and the provisions of Sections 7, 9, 10 and 13 with respect to the Exchangeable Shares shall apply on like terms to any such other shares.

  (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Exchangeable Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

  (h) Unless the Company shall have exercised its election as provided in
      Section 11 (i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Exchangeable Shares (calculated to the nearest one ten-thousandth of an Exchangeable Share) obtained by
      (i) multiplying (x) the number of shares covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

  (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of Exchangeable Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of Exchangeable Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement of the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

  (j) Irrespective of any adjustment or change in the Purchase Price or the number of Exchangeable Shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of Exchangeable Shares which were expressed in the initial Right Certificates issued hereunder.

  (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the Exchangeable Shares or other shares of capital stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Exchangeable Shares or other such shares at such adjusted Purchase Price.

  (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Exchangeable Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Exchangeable Shares and other capital stock or securities of the Company if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

  (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this
      Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Exchangeable Shares, issuance wholly for cash of any Exchangeable Shares at less than the current market price, issuance wholly for cash of Exchangeable Shares or securities which by their terms are convertible into or exchangeable for Exchangeable Shares, dividends on Exchangeable Shares payable in Exchangeable Shares or issuance of rights, options or warrants referred to herein above in
      Section 11(b), hereafter made by the Company to holders of its Exchangeable Shares shall not be taxable to such stockholders.

  Section 12. Certificate of Adjusted Purchase Price or Number of
Shares. Whenever an adjustment is made as provided in Section 11 or 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment,
(b) file with the Rights Agent and with each transfer agent for the Exchangeable Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof. The Rights Agent shall be fully protected in acting and relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

  Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power. In the event, directly or indirectly, at any time after any Person has become an Acquiring Person, (a) Mattel shall consolidate with, or merge with and into, any other Person, (b) any Person shall consolidate with Mattel or merge with and into Mattel and Mattel shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Mattel Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or Mattel) or cash or any other property, or
(c) Mattel shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power to Mattel and its Subsidiaries (taken as a whole) to any other Person other than Mattel or one or more of its wholly-owned Subsidiaries, then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of Exchangeable Shares for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Exchangeable Shares, such number of Common Shares of such other Person (including Mattel, as successor thereto or as the surviving corporation) as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of Exchangeable Shares for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Common Shares of such other Person (determined pursuant to the Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer;
(ii) the issuer of such Common Shares shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of Mattel pursuant to this Agreement (iii) the term "Mattel" shall thereafter be deemed to refer to such issuer; and (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights. Mattel shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company, Mattel and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing. Mattel shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

  Section 14. Fractional Rights and Fractional Shares.

  (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

  (b) The Company shall not be required to issue fractions of Exchangeable Shares upon exercise of the Rights or to distribute certificates which evidence fractional Exchangeable Shares. In lieu of fractional Exchangeable Shares, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Exchangeable Share. For the purposes of this
      Section 14(b), the current market value of an Exchangeable Share shall be the closing price of an Exchangeable Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

  (c) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

  Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under
Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Exchangeable Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Exchangeable Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Exchangeable Shares), in his own behalf and for his own benefit, may enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, and may otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

  Section 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

  (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the associated Exchangeable Shares;

  (b) after the Distribution Date, the Right Certificates are transferable only in the registry books of the Rights Agent if surrendered at the office or agency of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer;

  (c) the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Exchangeable Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Exchangeable Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

  (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or to any other Person as a result of the Company's or the Rights Agent's inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a government, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

  Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Exchangeable Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions thereof.

  Section 18. Concerning the Rights Agent.

  (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder (including the reasonable fees and disbursements of any expert retained by the Rights Agent). The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against any loss, liability or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including legal costs and expenses, which right to indemnification will survive the termination of this Agreement or the resignation or removal of the Rights Agent.

  (b) The Rights Agent shall be protected and shall incur no liability for, in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Exchangeable Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

  (c) The Company shall inform the Rights Agent in a reasonably timely manner of events which may materially affect the administration of this Agreement by the Rights Agent and, at any time upon request, shall provide to the Rights Agent an incumbency certificate certifying the then current officers of the Company.

  Section 19. Merger or Consolidation or Change of Name of Rights Agent.

  (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust powers of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

  (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

  Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

  (a) The Rights Agent may retain and consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion and the Rights Agent may also consult with such other experts as the Rights Agent shall consider necessary or appropriate, acting reasonably, to properly carry out its duties and obligations under this Agreement (at the expense of the Company) and the Rights Agent shall be entitled to act and rely in good faith on the advice of any such expert.

  (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any of the Chairman of the Board of Directors, the President, any Vice President, the Treasurer, the Controller or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

  (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own negligence, bad faith or willful misconduct.

  (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates or in the certificates for Common Shares or Exchangeable Shares (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

  (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate; (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a) (ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 3, 11, 13, 23 and 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate furnished pursuant to
      Section 12, describing such change or adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Exchangeable Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Exchangeable Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

  (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

  (g) The Rights Agent is hereby authorized and directed to accept written instructions with respect to the performance of its duties hereunder from any person reasonably believed by the Rights Agent to be one of the Chairman of the Board of Directors, the President, any Vice President, the Secretary, the Controller or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Rights Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

  (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.


  (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

  Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Exchangeable Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Exchangeable Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, within such notice, submit his Right Certificate for inspection by the Company), then the resigning Rights Agent or registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent at the Company's expense. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a trust company organized and doing business under the laws of Canada or any province of Canada, in good standing, having an office in the Province of Ontario, which is authorized under the laws of the Province of Ontario to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or provincial authority and which has (together with its Affiliates) at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall upon payment in full of any outstanding amounts owing by the Company to the Rights Agent under this Agreement, deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Exchangeable Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

  Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

  Section 23. Redemption.

  (a) The Board of Directors of the Company shall, simultaneously with any order by the Board of Directors of Mattel pursuant to Section 24 of the Mattel Rights Agreement, order the redemption of all but not less than all the then outstanding Rights at a per Right redemption price equal to U.S. $.01 multiplied by the Merger Exchange Ratio appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). The redemption of the Rights shall be made effective at such time, on such basis and with such conditions as are imposed by the Board of Directors of Mattel in connection with the redemption of the Mattel Rights pursuant to Section 24 of the Mattel Rights Agreement.

  (b) Immediately upon the action of the Board of Directors ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23 (or at such later time as the Board of Directors may establish for the effectiveness of such redemption), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Directors ordering the redemption of the Rights, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Exchangeable Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time except (i) in the manner specifically set forth in this Section 23 or in Section 24 hereof or (ii) in connection with the purchase of Exchangeable Shares prior to the Distribution Date.

  Section 24. Exchange.

  (a) Simultaneously with the action by the Board of Directors of Mattel to exercise its option to exchange the Mattel Rights pursuant to Section 24 of the Mattel Rights Agreement, the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11 (a) (ii) hereof) shall be automatically and mandatorily exchanged in the same proportion and under the same terms and conditions as the Mattel Rights are exchanged pursuant to
      Section 24 of the Mattel Rights Agreement, for Exchangeable Shares at an exchange ratio of one Exchangeable Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio").

  (b) Immediately upon the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Exchangeable Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange shall state the method by which the exchange of the Exchangeable Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

  (c) In the event that there shall not be sufficient Exchangeable Shares issued but not outstanding or authorized but unissued to permit an exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Exchangeable Shares for issuance upon exchange of the Rights.

  (d) The Company shall not be required to issue fractions of Exchangeable Shares or to distribute certificates which evidence fractional Exchangeable Shares. In lieu of such fractional Exchangeable Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Exchangeable Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Exchangeable Share. For the purposes of this paragraph (d), the current market value of a whole Exchangeable Share shall be the closing price of an Exchangeable Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

  Section 25. Notice of Certain Events.

  (a) In case Mattel shall give notice to the holders of Mattel Rights pursuant to Section 25(a) of the Mattel Rights Agreement or in case the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of its Exchangeable Shares or to make any other distribution to the holders of its Exchangeable Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Exchangeable Shares rights or warrants to subscribe for or to purchase any additional Exchangeable Shares or shares of stock of any class or any other securities, rights or options,
     (iii) to effect any reclassification of its Exchangeable Shares (other than a reclassification involving only the subdivision of outstanding Exchangeable Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person,
     (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Exchangeable Shares payable in Exchangeable Shares or to effect a subdivision, combination or consolidation of the Exchangeable Shares (by reclassification or otherwise than by payment of dividends in Exchangeable Shares), then, in each such case, Mattel or the Company, as the case may be, shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the Mattel Common Shares and/or Mattel Preference Shares or the Exchangeable Shares, as the case may be, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) of Section 25 of the Mattel Rights Agreement or clause (i) or
     (ii) above at least 10 days prior to the record date for determining holders of the securities for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the securities, whichever shall be the earlier.

  (b) In case any event described in Section 11(a)(ii) hereof shall occur, then the Company shall as soon as practicable thereafter give to the Rights Agents and each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof.

  Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

    if to the Company:
    Softkey Software Products Inc.
    133 Continental Boulevard
    El Segundo, California 90245-5012
    Attention: Secretary

    if to Mattel:

    Mattel, Inc.
    133 Continental Boulevard
    El Segundo, California 90245-5012
    Attention: Secretary

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or Mattel or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company and Mattel) as follows:

    CIBC Mellon Trust Company
    320 Bay Street
    P.O. Box 1
    Toronto, Ontario M5H 4A6
    Attention: Assistant Vice President
               Client Services

Notices or demands authorized by this Agreement to be given or made by the Company or Mattel or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company. Any notice or demand given or made in accordance with this Section 26 shall be deemed given, whether or not the holder actually receives the notice.

  Section 27. Supplements and Amendments. The Company may from time to time, with the approval of a majority of the Board of Directors, supplement or amend this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company, Mattel and the Rights Agent; provided, however, that from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights. Notwithstanding any other provision hereof, (a) the Rights Agent's consent must be obtained regarding any amendment or supplement pursuant to this Section 27 which alters the Rights Agent's rights or duties, (b) if any provision of the Mattel Rights Agreement is supplemented or amended, the Company shall supplement or amend this Rights Agreement as soon as practicable in substantially the same manner (unless such supplement or amendment shall be in violation of the laws of the Province of Ontario or the federal laws of Canada applicable therein) and (c) except pursuant to clause (b) above, no provision of this Rights Agreement shall be supplemented or amended (except to cure any ambiguity or to correct or supplement any provision contained herein which may be inconsistent with any provision of the Mattel Rights Agreement or the laws of the Province of Ontario and the federal laws of Canada applicable therein).

  Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company, Mattel or the Rights Agent shall bind and inure to the benefit or their respective successors and assign hereunder.

  Section 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, Mattel, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Exchangeable Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, Mattel, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Exchangeable Shares).

  Section 30. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

  Section 31. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the Province of Ontario and for all purposes shall be governed by and construed in accordance with the laws of such Province applicable to contracts to be made and performed entirely within such Province.

  Section 32. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

  Section 33. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provision hereof.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                          SOFTKEY SOFTWARE PRODUCTS INC.

                                          By: /s/ R. Scott Murray
                                              ---------------------------------
                                             Name:  R. Scott Murray
                                             Title: Chief Financial Officer,
                                                    Vice President and Treasurer

                                          MATTEL, INC.

                                          By: /s/ Robert Normile
                                              ---------------------------------
                                             Name:  Robert Normile
                                             Title: Senior Vice President,
                                                    General Counsel and
                                                    Secretary

                                          CIBC MELLON TRUST COMPANY, as Rights
                                           Agent

                                          By: /s/ Warren Jansen
                                              ---------------------------------
                                             Name:  Warren Jansen
                                             Title:

                                          By: /s/ Susan Clough
                                              ---------------------------------
                                             Name:  Susan Clough
                                             Title:

                                                                      EXHIBIT A

                           FORM OF RIGHT CERTIFICATE

Certificate No. R-                                                       Rights

   NOT EXERCISABLE AFTER FEBRUARY 17, 2002 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION FOR AN AMOUNT PER RIGHT EQUAL TO U.S. $.01 MULTIPLIED BY THE MERGER EXCHANGE RATIO AND TO EXCHANGE ON TERMS SET FORTH IN THE RIGHTS AGREEMENT.

                               Right Certificate

                        SOFTKEY SOFTWARE PRODUCTS INC.

  This certifies that      , or registered assigns, is the registered owner of
the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of May 13, 1999 (the "Rights Agreement"), between Softkey Software Products Inc., an Ontario Corporation (the "Company"), Mattel Inc., a Delaware corporation ("Mattel"), and CIBC Mellon Trust Company, a trust company incorporated under the laws of Canada (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., New York City time, on February 17, 2002 at the office or agency of the Rights Agent designated for such purpose, or of its successor as Rights Agent, one fully paid non-assessable exchangeable share in the capital stock of the Company (the "Exchangeable Shares"), at a purchase price per Exchangeable Share equal to U.S. $150 multiplied by the Merger Exchange Ratio (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of Exchangeable Shares which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of May 13, 1999, based on the Exchangeable Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of Exchangeable Shares which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

  This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitation of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Capitalized terms not defined herein shall have the meanings set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the registered office of the Company and the above-mentioned office or agency of the Rights Agent. The Company will mail to the holder of this Right Certificate a copy of the Rights Agreement without charge after receipt of a written request therefor.

  This Right Certificate, with or without other Right Certificates, upon surrender at the office or agency of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Exchangeable Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right

Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

  Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate (i) may be redeemed by the Company at a redemption price per Right equal to U.S. $.01 multiplied by the Merger Exchange Ratio or (ii) may be exchanged by the Company in whole or in part for Exchangeable Shares.

  No fractional Exchangeable Shares will be issued upon the exercise or exchange of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

  No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Exchangeable Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote upon any matter submitted to stockholders of the Company or Mattel at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised or exchanged as provided in the Rights Agreement.

  This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

  WITNESS the facsimile signature of the proper officers of the Company and its
corporate seal. Dated as of      .

                                          SOFTKEY SOFTWARE PRODUCTS INC.

                                          By: _________________________________

                                          CIBC MELLON TRUST COMPANY, as Rights
                                           Agent

                                          By: _________________________________

                   FORM OF REVERSE SIDE OF RIGHT CERTIFICATE

                               FORM OF ASSIGNMENT

(To be executed by the Registered Holder if such holder desires to transfer the
                              Right Certificate.)

  FOR VALUE RECEIVED ___________________________________________________________
hereby sells, assigns and transfers unto _______________________________________
________________________________________________________________________________
                 (Please print name and address of transferee)
________________________________________________________________________________
this Right Certificate, together with all right, title and interest therein,
and does hereby irrevocably constitute and appoint   Attorney, to transfer the
within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: ________________________

                                          _____________________________________
                                                        Signature

Signature Guaranteed:

  Signatures must be guaranteed by a member firm of a registered national securities exchange, or a commercial bank or trust company.

--------------------------------------------------------------------------------

  The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                                          _____________________________________
                                                        Signature

--------------------------------------------------------------------------------

                          FORM OF ELECTION TO PURCHASE

 (To be executed if holder desires to exercise Rights represented by the Right
                                 Certificate.)

To SOFTKEY SOFTWARE PRODUCTS INC.

  The undersigned hereby irrevocably elects to exercise        Rights
represented by this Right Certificate to purchase the Exchangeable Shares issuable upon the exercise of such Rights and requests that certificates for such Exchangeable Shares be issued in the name of:

Please insert social insurance
or other identifying number

--------------------------------------------------------------------------------
                        (Please print name and address)
________________________________________________________________________________

  If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social insurance
or other identifying number

--------------------------------------------------------------------------------
                        (Please print name and address)
________________________________________________________________________________

Dated: ________________________


                                          -------------------------------------
                                                        Signature

Signature Guaranteed:

  Signatures must be guaranteed by a member firm of a registered national securities exchange, or a commercial bank or trust company.

  The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                                          _____________________________________
                                                        Signature

________________________________________________________________________________

                                     NOTICE

  The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

  In the event that the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                                                       Exhibit B

                         SOFTKEY SOFTWARE PRODUCTS INC.

                         SUMMARY OF RIGHTS TO PURCHASE
                              EXCHANGEABLE SHARES

  On May 7, 1999, the Board of Directors of Softkey Software Products Inc. (the "Company") authorized the issuance of one exchangeable share purchase right (a "Right") for each outstanding exchangeable share (the "Exchangeable Shares") of the Company. Rights were issued on May 13, 1999 (the "Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one Exchangeable Share of the Company at a price per Exchangeable Share equal to U.S. $150 multiplied by 1.2 (which is the Merger Exchange Ratio, as defined in the Rights Agreement) (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of May 13, 1999 (the "Rights Agreement") between the Company, Mattel, Inc. ("Mattel") and CIBC Mellon Trust Company, as Rights Agent (the "Rights Agent").

  Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") have acquired beneficial ownership of 20% or more of the aggregate number of the shares of common stock, par value U.S. $1.00 per share of Mattel (the "Mattel Common Shares") and Exchangeable Shares then outstanding or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors of Mattel prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the aggregate number of Mattel Common Shares and Exchangeable Shares then outstanding (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Exchangeable Share certificates outstanding as of the Record Date, by such Exchangeable Share certificates with a copy of this Summary of Rights. For purposes of the foregoing, the number of Exchangeable Shares outstanding will mean 1.2 multiplied by the number of Exchangeable Shares then issued and outstanding which are not owned by Mattel, any of its subsidiaries or any person controlled by Mattel.

  The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Exchangeable Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Exchangeable Share certificates issued after the Record Date upon transfer or new issuance of Exchangeable Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Exchangeable Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Exchangeable Shares represented by such certificates. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Exchangeable Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

  The rights are not exercisable until the Distribution Date. The Rights will expire on February 17, 2002 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below.

  The Purchase Price payable, and the number of Exchangeable Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Exchangeable Shares, (ii) upon the grant to holders of the Exchangeable Shares of certain rights or warrants to subscribe for or purchase Exchangeable Shares at a price, or securities convertible into Exchangeable Shares with a conversion price, less than the then-current market price of the Exchangeable Shares or (iii) upon the distribution to holders of the Exchangeable shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends in Exchangeable Shares) or of subscription rights or warrants (other than those referred to above).

  In the event that, after a person or group has become an Acquiring Person, Mattel is acquired in a merger or other business combination transaction or 50% or more of Mattel's consolidated assets or earnings power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Exchangeable Shares having a market value of two times the exercise price of the Right.

  At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the Mattel Common Shares and Exchangeable Shares outstanding, the Board of Directors of Mattel may take certain actions which, if taken, will result in the automatic and mandatory exchange of the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Exchangeable Share per Right (subject to adjustment).

  With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Exchangeable Shares will be issued and in lieu thereof, an adjustment in cash will be made based on the market price of the Exchangeable Shares on the last trading day prior to the date of exercise.

  At any time prior to the time an Acquiring Person becomes such, the Board of Directors of the Company shall, simultaneously with any order by the Mattel Board of Directors to redeem the Mattel Rights, order the redemption of the Rights in whole, but not in part, at a price per Right equal to U.S. $.01 multiplied by 1.2 (the "Redemption Price"). The redemption of the Rights shall be made effective at such time, on such basis and with such conditions as are imposed by the Board of Directors of Mattel in connection with the redemption of the Mattel Rights. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

  The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights. If any provision of the Mattel Rights Agreement (as defined in the Rights Agreement) is supplemented or amended, the Company is required to supplement or amend the Rights Agreement in substantially the same manner, and the Rights Agreement generally is not otherwise permitted to be supplemented or amended.

  Until a Right is exercised, the holder thereof, as such, will have no rights as a holder of Exchangeable Shares or Mattel Common Shares, including, without limitation, the right to vote or to receive dividends.

  A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.